UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 7, 2008
(Date of Earliest Event Reported)

Commission file number: 1-3203

CHESAPEAKE CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	54-0166880
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1021 East Cary Street
Richmond, Virginia	23219
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 804-697-1000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On March 7, 2008, Chesapeake Corporation awarded restricted shares of common stock to certain officers, including the following named executive officers listed below,  under the Chesapeake Corporation 2005 Incentive Plan.  The restricted shares were awarded to ensure the continuity of key management during the transition period the Corporation is in, to encourage stock ownership by senior management and to further align the interests of senior management with those of other stockholders.  The following named executive officers were awarded restricted shares:

Andrew J. Kohut                          President & Chief Executive Officer                                        200,000 shares

Joel K. Mostrom                           Executive Vice President & Chief Financial Officer              100,000 shares

J.P. Causey, Jr.                              Executive Vice President, Secretary &
                                                        General Counsel                                                                           50,000 shares

The restricted shares awarded vest (a) in one-third increments if the recipient is an active employee on each of February 28, 2009, February 28, 2010 and February 28, 2011, (b) in whole upon a change of control and (c) in whole if the recipient’s employment terminates due to termination by the employer without cause or job elimination.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHESAPEAKE CORPORATION
(Registrant)

Date: March 10, 2008	BY:	/s/ J. P. Causey, Jr.
J. P. Causey, Jr.
Executive Vice President,
Secretary & General Counsel